Exhibit 10.1

AMENDMENT NO. 6 AND LIMITED WAIVER

This Amendment No. 6 and Limited Waiver (this “Agreement” or “Amendment No. 6 and Limited Waiver”), dated as of February 10, 2020, to the Credit Agreement, dated as of April 24, 2015 (as amended by Amendment No. 1 thereto dated October 21, 2016, as further amended by Amendment No. 2 dated February 9, 2017, as further amended by Amendment No. 3 dated April 27, 2017, as further amended by Amendment No. 4 and Limited Waiver dated March 18, 2019, as further amended by Amendment No. 5 dated June 24, 2019 and after giving effect to the Borrower Assumption Agreement and Joinder, dated as of May 9, 2017, the “Credit Agreement”; capitalized terms used in this Amendment No. 6 and Limited Waiver and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), is made by and among Uniti Group Inc. (f/k/a Communications Sales & Leasing, Inc.), a Maryland corporation (“Holdings”), Uniti Group LP, a Delaware limited partnership (the “Parent”), Uniti Group Finance 2019 Inc. (f/k/a Uniti Group Finance Inc.), a Delaware corporation (“FinCo”), CSL Capital, LLC (“CSL Capital” and, collectively with Parent and Finco, the “Borrowers”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that PricewaterhouseCoopers LLP may include a going concern or like qualification or exception (the “Going Concern Qualification”) in its audit opinion with respect to the financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2019 (the “2019 Audited Financial Statements”) required to be delivered pursuant to Section 6.01(a) of the Credit Agreement and the penultimate paragraph of Section 6.01 of the Credit Agreement;

WHEREAS, the delivery of 2019 Audited Financial Statements accompanied by an auditor’s report containing the Going Concern Qualification would violate Section 6.01(a) of the Credit Agreement and would result in a Default or Event of Default under Section 8.01(b) of the Credit Agreement (any such Default or Event of Default being, collectively, the “Specified Default”);

WHEREAS, the Loan Parties have requested that the Required Lenders waive the Specified Default arising from such breach of the terms of Section 6.01(a) of the Credit Agreement;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Loan Parties and the Required Lenders may amend or waive any provision of the Credit Agreement or any other Loan Document pursuant to an agreement in writing; and

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Loan Parties and each of the undersigned Lenders, together constituting the Required Lenders, are willing to amend the Credit Agreement and waive the Specified Default with respect to the 2019 Audited Financial Statements on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                   Limited Waiver. Subject to the terms and conditions set forth herein, the Lenders signatory hereto hereby waive the Specified Default arising solely from the Borrowers' delivery of an audit report containing the Going Concern Qualification with respect to the 2019 Audited Financial Statements.

The limited waiver set forth in this Section 1 (the “Default Waiver”) is limited to the extent expressly set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document shall in any way be affected hereby. The Default Waiver is granted only with respect to the Specified Default relating to the 2019 Audited Financial Statements, and shall not apply to any financial statements for any other fiscal year or period, any other breach of the terms of the Credit Agreement, or any actual or prospective default or breach of any other provision of the Credit Agreement or any other Loan Document. The Default Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than the Specified Default specifically and expressly waived in, and subject to the terms of, the Default Waiver.

2.       Amendments to the Credit Agreement. The Credit Agreement is, effective as of the Effective Date (as defined below), hereby amended as follows:

(a)                Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Amendment No. 6 and Limited Waiver” means that certain Amendment No. 6 and Limited Waiver, dated as of February 10, 2020, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 6 and Limited Waiver Effective Date” means February 10, 2020.

“Covenant Reversion Date” means the first date on which (i) the plan of reorganization for each of Tenant and Windstream has become effective, (ii) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis, as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) or for which internal financial statements are available is equal to or less than 5.75 to 1.00 and (iii) no Event of Default has occurred and is continuing.

“Consolidated Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Debt of Parent and its Restricted Subsidiaries on such date minus the aggregate amount of cash and Cash Equivalents of Parent and its Restricted Subsidiaries (excluding cash and Cash and Equivalents that are listed as “restricted” on the consolidated balance sheet of Parent and its Restricted Subsidiaries as of such date in accordance with GAAP), to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b) or for which internal financial statements are available. The Consolidated Total Net Leverage Ratio shall be calculated giving pro forma effect to the confirmed plan of reorganization for each of the Windstream Master Lease Parties and the terms and conditions of the Master Lease (giving effect to any modification, amendment, restructuring, recharacterization, termination or rejection thereof and any transfer of assets between any of the Windstream Master Lease Parties, Parent or their respective Affiliates in connection therewith or in connection with such plan of reorganization) at the time of such plan’s having become effective, assuming that such effectiveness and any such transfer had occurred on, and such terms and conditions of the Master Lease had been in effect since, the first day of the most recently ended applicable Test Period.

(b)       Clause (C) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

with respect to Extended Revolving Credit Loans, unused Extended Revolving Credit Commitments and Letter of Credit fees, (i) until delivery of financial statements for the first fiscal quarter commencing on or after the Amendment No. 6 and Limited Waiver Effective Date pursuant to 6.01, (A) for Eurodollar Rate Loans, 5.00%, (B) for Base Rate Loans, 4.00%, (C) for Letter of Credit fees, 5.00% and (D) for unused commitment fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Consolidated Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to 6.02(a):

Applicable Rate

Pricing Level	Consolidated Secured Leverage Ratio	Eurodollar Rate and Letter of Credit Fees	Base Rate
1	< 3.75:1.00	4.75%	3.75%
2	> 3.75:1.00 but < 4.25:1.00	5.00%	4.00%
3	> 4.25:1.00	5.25%	4.25%

Pricing Level	Consolidated Secured Leverage Ratio	Unused Commitment Fee Rate
1	< 3.50:1.00	0.40%
2	> 3.50:1.00	0.50%

(c)       The definition of “Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Ratio” means each of (a) the Consolidated Secured Leverage Ratio, (b) the Consolidated Total Leverage Ratio and (c) the Consolidated Total Net Leverage Ratio.

(d)       Section 7.02(a) of the Credit Agreement is hereby amended and restated as follows:

“(i) Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness) and Parent will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Total Leverage Ratio of Parent and its Restricted

Subsidiaries for the most recently ended Test Period for which internal financial statements are available preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would not have been greater than 6.50 to 1.00, determined on a Pro Forma Basis (including the pro forma application of the net proceeds therefrom); provided, further, that any such Indebtedness, Disqualified Stock or Preferred Stock (other than Acquired Indebtedness) shall not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Latest Maturity Date at the time such Indebtedness, Disqualified Stock or Preferred Stock is issued or incurred; provided, further, however, that Non-Guarantor Subsidiaries may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to this Section 1(a)(i) if, after giving pro forma effect to such incurrence or issuance, more than $250 million (or, prior to the Covenant Reversion Date, $50 million), determined at the time of incurrence, of Indebtedness or Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries is outstanding pursuant to this paragraph (or 7.02(b)(xii) in respect thereof) and 7.02(b)(xvii) in the aggregate.”

(e)       Section 7.02(b) of the Credit Agreement is amended by amending and restating clause (xvii) as follows:

“(xvii) Indebtedness of Non-Guarantor Subsidiaries in an aggregate principal amount, which when aggregated with the principal amount of (A) all other Indebtedness then outstanding and incurred pursuant to this clause (xvii) and Section 7.02(a) and (B) all Refinancing Indebtedness outstanding in respect thereof (other than any Increased Amount), does not exceed $250 million (or, prior to the Covenant Reversion Date, $50 million);”

4.       Conditions Precedent. This Amendment No. 6 and Limited Waiver shall become effective on the date when the following conditions are met (the “Effective Date”):

(i) the Administrative Agent shall have received a counterpart signature page of this Amendment No. 6 and Limited Waiver duly executed by each of Holdings, Parent, the Borrowers, the Guarantors, the Administrative Agent and Lenders constituting the Required Lenders (after giving effect to the repayments set forth in clause (iv) below);

(ii)       the Borrowers shall have paid to the Administrative Agent, for the account of each Lender that has delivered a counterpart to this Amendment No. 6 and Limited Waiver, a consent fee equal to 0.25% of the aggregate principal amount of the Extended Revolving Credit Commitments held by such Lender after giving effect to the prepayment and reduction set forth in clause (iv) below;

(iii) the Borrowers shall have paid all fees and amounts due and payable pursuant to this Amendment No. 6 and Limited Waiver, including, to the extent invoiced, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Amendment No. 6 and Limited Waiver and related matters, any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement and any fees and expense payable to the Administrative Agent or its affiliates as separately agreed; and

(iv) prior to, or substantially concurrently with the Effective Date, the Borrower shall have (i)(A) prepaid $156,700,000.00 of Extended Revolving Credit Loans and (B) reduced the Extended Revolving Credit Commitments by $157,603,407.40 to $418,318,814.35, with such prepayment and reduction, respectively, to be applied to each Extended Revolving Credit Lender’s Extended Revolving Credit Loans and Extended Revolving Credit Commitments, as applicable, pro rata in accordance with each such Extended Revolving Credit Lender’s Applicable Percentage and (ii) prepaid Term Loans with the remaining proceeds (less fees and expenses) of the capital markets offering consummated by Parent.

5.        Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders as of the Effective Date:

(i) the representations and warranties of each Loan Party contained in Article 5 of the Credit Agreement and in each other Loan Document (and acknowledging that this Amendment No. 6 and Limited Waiver is a Loan Document) are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects;

(ii)       no Default or Event of Default exists or will result from this Amendment No. 6 and Limited Waiver; and

(iii)       the Persons appearing as Borrowers and Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Borrowers or Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who were required to become Borrowers or Guarantors after the Closing Date, the Borrowers and each such Person that is a Guarantor has executed and delivered the Credit Agreement as a Borrower or a Guaranty as a Guarantor and the Loan Parties have complied with their obligations under Sections 6.02(c) and 6.11 of the Credit Agreement and under the Collateral Documents.

6.        Costs and Expenses. The Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) in connection with the preparation, execution, delivery and administration of this Amendment No. 6 and Limited Waiver, the other instruments and documents to be delivered hereunder and related matters with respect to the Loan Documents and transactions contemplated hereby.

7.         Governing Law. This Amendment No. 6 and Limited Waiver shall be governed by and construed in accordance with the law of the State of New York.

8.         Counterparts. This Amendment No. 6 and Limited Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

9.        Waiver of Right of Trial by Jury. Section 10.16 of the Credit Agreement is incorporated herein by reference, mutatis mutandis.

10.        Effect of Amendment No. 6 and Limited Waiver. Except as expressly set forth herein, (i) this Amendment No. 6 and Limited Waiver shall not by implication or otherwise limit, impair,

constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect.  This Amendment No. 6 and Limited Waiver shall constitute a Loan Document for all purposes and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement after giving effect to this Amendment No. 6 and Limited Waiver.  Each of the Loan Parties hereby consents to this Amendment No. 6 and Limited Waiver and confirms and reaffirms (i) that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby, (ii) its guaranty of the Obligations, (iii) its prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents and (iv) such Guarantees, prior pledges and grants of security interests and liens on the Collateral to secure the Obligations, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Collateral Agent, the Lenders and the other Secured Parties. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.

11.       Amendment No. 6 and Limited Waiver Lead Arranger. Citigroup Global Markets Inc. is acting as lead arranger in connection with the Amendment No. 6 and Limited Waiver and shall be entitled to all rights, indemnities, privileges and immunities applicable to the “Arrangers” under the Loan Documents in connection herewith.

12.       Authorization and Direction; Lender Acknowledgment.

Each of the Lenders party hereto, which constitute the Required Lenders under the Credit Agreement, hereby (i) consents to the execution, delivery and performance of this Amendment No. 6 and Limited Waiver by the Administrative Agent, (ii) expressly authorizes and directs the Administrative Agent, on behalf of the Lenders and the other Secured Parties, to execute, deliver and perform its obligations under this Agreement and each other document in connection therewith, and to take all such other actions in respect of the foregoing and (iii) authorizes and directs the Administrative Agent to execute and deliver a joinder to the Intercreditor Agreement substantially in the form of Annex B thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 and Limited Waiver to be duly executed as of the date first above written.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI GROUP LP
By: UNITI GROUP INC., its General partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI GROUP FINANCE INC.

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI FIBER HOLDINGS INC.

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

CSL CAPITAL, LLC

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

[Signature Page to Amendment No. 6 and Limited Waiver]

CONTACT NETWORK, LLC

CSL NATIONAL GP, LLC

CSL Alabama System, LLC

CSL Arkansas System, LLC

CSL Florida System, LLC

CSL Iowa System, LLC

CSL Mississippi System, LLC

CSL Missouri System, LLC

CSL New Mexico System, LLC

CSL Ohio System, LLC

CSL Oklahoma System, LLC

CSL Realty, LLC

CSL Texas System, LLC

CSL North Carolina Realty GP, LLC

CSL Tennessee Realty Partner, LLC

CSL Tennessee Realty, LLC

HUNT TELECOMMUNICATIONS, LLC

INFORMATION TRANSPORT SOLUTIONS, INC.

NEXUS SYSTEMS, INC.

PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC

UNITI DARK FIBER LLC

UNITI FIBER LLC

UNITI LEASING LLC

UNITI LEASING X LLC

UNITI LEASING XI LLC

UNITI LEASING MW LLC

UNITI TOWERS LLC

UNITI TOWERS NMS HOLDINGS LLC

UNITI COMPLETED TOWERS LLC

UNITI GROUP FINANCE 2019 INC.

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

[Signature Page to Amendment No. 6 and Limited Waiver]

CSL NATIONAL, LP, as a Guarantor

By: CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

CSL North CAROLINA REALTY, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

[Signature Page to Amendment No. 6 and Limited Waiver]

Uniti Holdings LP, as a Guarantor

By: UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI LATAM LP, as a Guarantor

By: UNITI LATAM GP LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

UNITI QRS Holdings LP, as a Guarantor

By: UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Executive Vice President – General Counsel and Secretary

[Signature Page to Amendment No. 6 and Limited Waiver]

BANK OF AMERICA, N.A., as Lender, Swing Line Lender and L/C Issuer

By:	/s/ Laura L. Olson
	Name: Title:	Laura L. Olson Vice President

[Signature Page to Amendment No. 6 and Limited Waiver]

LENDERS:

[On File with the Administrative Agent]

[Signature Page to Amendment No. 6 and Limited Waiver to Credit Agreement]